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                                                                    EXHIBIT 4.02

       NUMBER                                                                         SHARES


   COMMON STOCK                                                                    COMMON STOCK


Incorporated under the Laws of      [PacifiCare Health Systems, Inc. Logo]        SEE REVERSE FOR
     the State of Delaware                                                      CERTAIN DEFINITIONS



                                                                                 CUSIP 695112 10 2
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This Certifies that






is the record holder of

        FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $.01 PAR VALUE, OF

        ________________ PacifiCare Health Systems, Inc. ________________

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent by the Registrar.

        WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.

           Dated

                      PacifiCare Health Systems, Inc.
                              CORPORATE SEAL
                              AUGUST 2, 1996
Joseph S. Konowiecki               DELAWARE              Alan Hoops
     SECRETARY                              CHAIRMAN AND CHIEF EXECUTIVE OFFICER


COUNTERSIGNED AND REGISTERED:
                                        CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                                    TRANSFER AGENT AND REGISTRAR

BY



                                                   AUTHORIZED SIGNATURE

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The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation's Secretary at the principal office of the Corporation.

        KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR
DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE
ISSUANCE OF A REPLACEMENT CERTIFICATE.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as through they were written out in full according to applicable laws or regulations:

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
    TEN COM -- as tenants in common                     UNIF GIFT MIN ACT -- __________  Custodian.__________
    TEN ENT -- as tenants by the entireties                                    (Cust)               (Minor)
    JT TEN  -- as joint tenants with right of                                   under Uniform Gifts to Minors
               survivorship and not as tenants in common               Act.__________________________
                                                                                     (State)
                                                        UNIF TRF MIN ACT--___________ Custodian (until age ___)
                                                                            (Cust)
                                                                          __________ under Uniform Transfers
                                                                            (Minor)
                                                                          to Minors Act ____________________
                                                                                              (State)
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     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE


________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.



Dated  __________________________

                                    X __________________________________________

                                    X __________________________________________

                                    NOTICE:  THE SIGNATURE(S) TO THIS ASSIGNMENT
                                             MUST CORRESPOND WITH THE NAME(S) AS
                                             WRITTEN UPON THE FACE OF THE
                                             CERTIFICATE IN EVERY PARTICULAR,
                                             WITHOUT ALTERATION OR ENLARGEMENT
                                             OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed


By: ____________________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO
S.E.C. RULE 17Ad-15.

        This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between PacifiCare Health
Systems, Inc. (the "Company") and ChaseMellon Shareholder Services, L.L.C., as
Rights Agent (the "Rights Agent"), dated as of November 19, 1999, as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or an Affiliate or Associate thereof (as designed in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, shall become null and void.